CUSTODIAN AGREEMENT

AGREEMENT amended and restated as of June 1, 2001, between each of the Putnam Funds listed in Schedule A, each of such Funds acting on its own behalf separately from all the other Funds and not jointly or jointly and severally with any of the other Funds (each of the Funds being hereinafter referred to as the "Fund"), and Putnam Fiduciary Trust Company (the "Custodian").

WHEREAS, the Custodian represents to the Fund that it is eligible to serve as a custodian and foreign custody manager for a management investment company registered under the Investment Company Act of 1940, as amended (the "1940 Act"), and

WHEREAS, the Fund wishes to appoint the Custodian as the Fund's custodian and foreign custody manager.

NOW, THEREFORE, in consideration of the mutual covenants and agreements herein contained, the parties hereto agree as follows:

1. Appointment of Custodian. The Fund hereby employs and appoints the Custodian as custodian of its assets for the term and subject to the provisions of this Agreement. At the direction of the Custodian, the Fund agrees to deliver to the Sub-Custodians appointed pursuant to Section 2 below (the "Sub-Custodians") securities, funds and other property owned by it. The Custodian shall have no responsibility or liability for or on account of securities, funds or other property not so delivered to the Sub-Custodians. Upon request, the Fund shall deliver to the Custodian or to such Sub-Custodians as the Custodian may direct such proxies, powers of attorney or other instruments as may be reasonably necessary or desirable in connection with the performance by the Custodian or any Sub-Custodian of their respective obligations under this Agreement or any applicable Sub-Custodian Agreement.

2. Appointment of Sub-Custodians. The Custodian may at any time and from time to time appoint, at its own cost and expense, as a Sub-Custodian for the Fund any bank or trust company which meets the requirements of the 1940 Act and the rules and regulations thereunder to act as a custodian, provided that the Fund shall have approved any such bank or trust company and the Custodian gives prompt notice to the Fund of any such appointment. The agreement between the Custodian and any Sub-Custodian shall be substantially in the form of the Sub-Custodian agreement attached hereto as
Exhibit 1 (the "Sub-Custodian Agreement") unless otherwise approved by the Fund, provided, however, that the agreement between the Custodian and any Sub-Custodian appointed primarily for the purpose of holding foreign securities of the Fund shall be substantially in the form of the Sub-Custodian Agreement attached hereto as Exhibit 1(A) (the "Foreign Sub-Custodian Agreement"; the "Sub-Custodian Agreement" and the "Foreign Sub-Custodian Agreement" are herein referred to collectively and each individually as the "Sub-Custodian Agreement"). All Sub-Custodians shall be subject to the instructions of the Custodian and not the Fund. The Custodian may, at any time in its discretion, remove any bank or trust company which has been appointed as a Sub-Custodian but shall in such case promptly notify the Fund in writing of any such action. Securities, funds and other property of the Fund delivered pursuant to this Agreement shall be held exclusively by Sub-Custodians appointed pursuant to the provisions of this Section 2.

The Sub-Custodians which the Fund has approved to date are set forth in Schedule B hereto. Schedule B shall be amended from time to time as Sub-Custodians are changed, added or deleted.

With respect to the securities, funds or other property held by a Sub-Custodian, the Custodian shall be liable to the Fund if and only to the extent that such Sub-Custodian is liable to the Custodian. The Custodian shall nevertheless be liable to the Fund for its own negligence in transmitting any instructions received by it from the Fund and for its own negligence in connection with the delivery of any securities, funds or other property of the Fund to any such Sub-Custodian.

In the event that any Sub-Custodian appointed pursuant to the provisions of this Section 2 fails to perform any of its obligations under the terms and conditions of the applicable Sub-Custodian Agreement, the Custodian shall use its best efforts to cause such Sub-Custodian to perform such obligations. In the event that the Custodian is unable to cause such Sub-Custodian to perform fully its obligations thereunder, the Custodian shall forthwith terminate such Sub-Custodian and, if necessary or desirable, appoint another Sub-Custodian in accordance with the provisions of this Section 2. The Custodian may with the approval of the Fund commence any legal or equitable action which it believes is necessary or appropriate in connection with the failure by a Sub-Custodian to perform its obligations under the applicable Sub-Custodian Agreement. Provided the Custodian shall not have been negligent with respect to any such matter, such action shall be at the expense of the Fund. The Custodian shall keep the Fund fully informed regarding such action and the Fund may at any time upon notice to the Custodian elect to take responsibility for prosecuting such action. In such event the Fund shall have the right to enforce and shall be subrogated to the Custodian's rights against any such Sub-Custodian for loss or damage caused the Fund by such Sub-Custodian.

At the written request of the Fund, the Custodian will terminate any Sub-Custodian appointed pursuant to the provisions of this Section 2 in accordance with the termination provisions of the applicable Sub-Custodian Agreement. The Custodian will not amend any Sub-Custodian Agreement in any material manner except upon the prior written approval of the Fund and shall in any case give prompt written notice to the Fund of any amendment to the Sub-Custodian Agreement.

3. Duties of the Custodian with Respect to Property of the Fund Held by Sub-Custodians.

3.1 Holding Securities - The Custodian shall cause one or more
Sub-Custodians to hold and, by book-entry or otherwise, identify as belonging to the Fund all non-cash property delivered to such Sub-Custodian.

3.2 Delivery of Securities - The Custodian shall cause Sub-Custodians holding securities of the Fund to release and deliver securities owned by the Fund held by the Sub-Custodian or in a Securities System (as defined in Section 3.12) account of the Sub-Custodian only upon receipt of Proper Instructions (as defined in Section 3.16), which may be continuing instructions when deemed appropriate by the parties, and only in the following cases:

3.2.1 Upon sale of such securities for the account of the Fund and receipt of payment therefor; provided, however, that a Sub-Custodian may release and deliver securities prior to the receipt of payment therefor if (i) in the Sub-Custodian's judgment, (A) release and delivery prior to payment is required by the terms of the instrument evidencing the security or (B) release and delivery prior to payment is the prevailing method of settling securities transactions between institutional investors in the applicable market and (ii) release and delivery prior to payment is in accordance with generally accepted trade practice and with any applicable governmental regulations and the rules of Securities Systems or other securities depositories and clearing agencies in the applicable market. The Custodian agrees, upon request, to advise the Fund of all pending transactions in which release and delivery will be made prior to the receipt of payment therefor;

3.2.2 Upon the receipt of payment in connection with any repurchase agreement related to such securities entered into by the Fund;

3.2.3 In the case of a sale effected through a Securities System, in accordance with the provisions of Section 3.12 hereof;

3.2.4 To the depository agent in connection with tender or other similar offers for portfolio securities of the Fund; provided that, in any such case, the cash or other consideration is thereafter to be delivered to the Sub-Custodian;

3.2.5 To the issuer thereof or its agent, when such securities are called, redeemed, retired or otherwise become payable; provided that, in any such case, the cash or other consideration is to be delivered to the Sub-Custodian;

3.2.6 To the issuer thereof, or its agent for transfer into the name of the Fund or into the name of any nominee or nominees of the Sub-Custodian or into the name or nominee name of any agent appointed pursuant to Section
3.11 or any other name permitted pursuant to Section 3.3; or for exchange for a different number of bonds, certificates or other evidence representing the same aggregate face amount or number of units; provided that, in any such case, the new securities are to be delivered to the Sub-Custodian;

3.2.7 Upon the sale of such securities for the account of the Fund, to the broker or its clearing agent, against a receipt, for examination in accordance with "street delivery" custom; provided that in any such case, the Sub-Custodian shall have no responsibility or liability for any loss arising from the delivery of such securities prior to receiving payment for such securities except as may arise from the Sub-Custodian's own negligence or willful misconduct;

3.2.8 For exchange or conversion pursuant to any plan of merger, consolidation, recapitalization, reorganization or readjustment of the securities of the issuer of such securities, or pursuant to provisions for conversion contained in such securities, or pursuant to any deposit agreement; provided that, in any such case, the new securities and cash, if any, are to be delivered to the Sub-Custodian;

3.2.9 In the case of warrants, rights or similar securities, the surrender thereof in the exercise of such warrants, rights or similar securities or the surrender of interim receipts or temporary securities for definitive securities; provided that, in any such case, the new securities and cash, if any, are to be delivered to the Sub-Custodian;

3.2.10 For delivery in connection with any loans of securities made by the Fund;

3.2.11 For delivery as security in connection with any borrowings by the Fund requiring a pledge of assets by the Fund, but only against receipt of amounts borrowed;

3.2.12 Upon receipt of instructions from the transfer agent ("Transfer Agent") for the Fund, for delivery to such Transfer Agent or to the shareholders of the Fund in connection with distributions in kind, as may be described from time to time in the Fund's Declaration of Trust and currently effective registration statement, if any, in satisfaction of requests by Fund shareholders for repurchase or redemption;

3.2.13  For delivery to another Sub-Custodian of the Fund; and

3.2.14 For any other proper corporate purpose, but only upon receipt of, in addition to Proper Instructions, a certified copy of a resolution of the Trustees or of the Executive Committee of the Fund signed by an officer of the Fund and certified by its Clerk or an Assistant Clerk, specifying the securities to be delivered, setting forth the purpose for which such delivery is to be made, declaring such purposes to be proper corporate purposes, and naming the person or persons to whom delivery of such securities shall be made.

3.3 Registration of Securities. Securities of the Fund held by the Sub-Custodians hereunder (other than bearer securities) shall be registered in the name of the Fund or in the name of any nominee of the Fund or of any nominee of the Sub-Custodians or any Eligible Foreign Custodian subject to a Contract (each as defined in Section 3.11A) or eligible securities depository (as defined in Section 3.11B), which nominee shall be assigned exclusively to the Fund, unless the Fund has authorized in writing the appointment of a nominee to be used in common with other registered investment companies having the same investment adviser as the Fund, or in the name or nominee name of any agent appointed pursuant to Section 3.12. Notwithstanding the foregoing, a Sub-Custodian, agent, Eligible Foreign Custodian or eligible securities depository may hold securities of the Fund in a nominee name which is used for its other clients provided that such name is not used by the Sub-Custodian, agent, Eligible Foreign Custodian or eligible securities depository for its own securities and that securities of the Fund are, by book-entry or otherwise, at all times identified as belonging to the Fund and distinguished from other securities held for other clients using the same nominee name. In addition, and notwithstanding the foregoing, a Sub-Custodian or agent thereof or Eligible Foreign Custodian or eligible securities depository may hold securities of the Fund in its own name if such registration is the prevailing method in the applicable market by which custodians register securities of institutional clients and provided that securities of the Fund are, by book-entry or otherwise, at all times identified as belonging to the Fund and distinguished from other securities held for other clients or for the Sub-Custodian or agent thereof or Eligible Foreign Custodian or eligible securities depository. All securities accepted by a Sub-Custodian under the terms of a Sub-Custodian Agreement shall be in good delivery form.

3.4 Bank Accounts. The Custodian shall cause one or more Sub-Custodians to open and maintain a separate bank account or accounts in the name of the Fund or the Custodian, subject only to draft or order by the Sub-Custodian acting pursuant to the terms of a Sub-Custodian Contract or by the Custodian acting pursuant to this Agreement, and shall hold in such account or accounts, subject to the provisions hereof, all cash received by it from or for the account of the Fund, other than cash maintained by the Fund in a bank account established and used in accordance with Rule 17f-3 under the 1940 Act. Funds held by the Sub-Custodian for the Fund may be deposited by it to its credit as sub-custodian or to the Custodian's credit as custodian in the Banking Department of the Sub-Custodian or in such other banks or trust companies as it may in its discretion deem necessary or desirable; provided, however, that every such bank or trust company shall be qualified to act as a custodian under the 1940 Act and that each such bank or trust company and the funds to be deposited with each such bank or trust company shall be approved by vote of a majority of the Trustees of the Fund. Such funds shall be deposited by the Sub-Custodian or the Custodian in its capacity as sub-custodian or custodian, respectively, and shall be withdrawable by the Sub-Custodian or the Custodian only in that capacity. The Sub-Custodian shall be liable for actual losses incurred by the Fund attributable to any failure on the part of the Sub-Custodian to report accurate cash availability information with respect to the Fund's or the Custodian's bank accounts maintained by the Sub-Custodian or any of its agents.

3.5 Payments for Shares. The Custodian shall cause one or more Sub-Custodians to deposit into the Fund's account amounts received from the Transfer Agent of the Fund for shares of the Fund issued by the Fund and sold by its distributor. The Custodian will provide timely notification to the Fund of any receipt by the Sub-Custodian from the Transfer Agent of payments for shares of the Fund.

3.6 Availability of Federal Funds. Upon mutual agreement between the Fund and the Custodian, the Custodian shall cause one or more Sub-Custodians, upon the receipt of Proper Instructions, to make federal funds available to the Fund as of specified times agreed upon from time to time by the Fund and the Custodian with respect to amounts received by the Sub-Custodians for the purchase of shares of the Fund.

3.7 Collection of Income. The Custodian shall cause one or more Sub-Custodians to collect on a timely basis all income and other payments with respect to registered securities held hereunder, including securities held in a Securities System, to which the Fund shall be entitled either by law or pursuant to custom in the securities business, and shall collect on a timely basis all income and other payments with respect to bearer securities if, on the date of payment by the issuer, such securities are held by the Sub-Custodian or agent thereof and shall credit such income, as collected, to the Fund's account. Without limiting the generality of the foregoing, the Custodian shall cause the Sub-Custodian to detach and present for payment all coupons and other income items requiring presentation as and when they become due and shall collect interest when due on securities held under the applicable Sub-Custodian Agreement. Arranging for the collection of income due the Fund on securities loaned pursuant to the provisions of Section 3.2.10 shall be the responsibility of the Fund. The Custodian will have no duty or responsibility in connection therewith, other than to provide the Fund with such information or data as may be necessary to assist the Fund in arranging for the timely delivery to the Sub-Custodian of the income to which the Fund is properly entitled.

3.8 Payment of Fund Monies. Upon receipt of Proper Instructions, which may be continuing instructions when deemed appropriate by the parties, the Custodian shall cause one or more Sub-Custodians to pay out monies of the Fund in the following cases only:

3.8.1 Upon the purchase of securities for the account of the Fund but only
(a) against the delivery of such securities to the Sub-Custodian (or any bank, banking firm or trust company doing business in the United States or abroad which is qualified under the 1940 Act, as amended, to act as a custodian and has been designated by the Sub-Custodian as its agent for this purpose) or any Eligible Foreign Custodian or eligible securities depository and registered in the name of the Fund or in the name of a nominee of the Sub-Custodian, any Eligible Foreign Custodian or eligible securities depository referred to in Section 3.3 hereof or in proper form for transfer; provided, however, that the Sub-Custodian may cause monies of the Fund to be paid out prior to delivery of such securities if (i) in the Sub-Custodian's judgment, (A) payment prior to delivery is required by the terms of the instrument evidencing the security or (B) payment prior to delivery is the prevailing method of settling securities transactions between institutional investors in the applicable market and (ii) payment prior to delivery is in accordance with generally accepted trade practice and with any applicable governmental regulations and the rules of Securities Systems or other securities depositories and clearing agencies in the applicable market; the Custodian agrees, upon request, to advise the Fund of all pending transactions in which payment will be made prior to the receipt of securities in accordance with the provision to the foregoing sentence; (b) in the case of a purchase effected through a Securities System, in accordance with the conditions set forth in Section 3.13 hereof; or (c)(i) in the case of a repurchase agreement entered into between the Fund and the Sub-Custodian, another bank, or a broker-dealer against delivery of the securities either in certificate form or through an entry crediting the Sub-Custodian's account at the Federal Reserve Bank with such securities or (ii) in the case of a repurchase agreement entered into between the Fund and the Sub-Custodian, against delivery of a receipt evidencing purchase by the Fund of securities owned by the Sub-Custodian along with written evidence of the agreement by the Sub-Custodian to repurchase such securities from the Fund; or (d) for transfer to a time deposit account of the Fund in any bank, whether domestic or foreign, which transfer may be effected prior to receipt of a confirmation of the deposit from the applicable bank or a financial intermediary;

3.8.2 In connection with conversion, exchange or surrender of securities owned by the Fund as set forth in Section 3.2 hereof;

3.8.3 For the redemption or repurchase of shares issued by the Fund as set forth in Section 3.10 hereof;

3.8.4 For the payment of any expense or liability incurred by the Fund, including but not limited to the following payments for the account of the
Fund: interest, taxes, management, accounting, transfer agent and legal fees, including the Custodian's fee; and operating expenses of the Fund whether or not such expenses are to be in whole or part capitalized or treated as deferred expenses;

3.8.5 For the payment of any dividends or other distributions declared to shareholders of the Fund;

3.8.6 For transfer to another Sub-Custodian of the Fund;

3.8.7 For any other proper purpose, but only upon receipt of, in addition to Proper Instructions, a certified copy of a resolution of the Trustees or of the Executive Committee of the Fund signed by an officer of the Fund and certified by its Clerk or an Assistant Clerk, specifying the amount of such payment, setting forth the purpose for which such payment is to be made, declaring such purpose to be a proper purpose, and naming the person or persons to whom such payments is to be made.

3.9 Liability for Payment in Advance of Receipt of Securities Purchased. Except as otherwise provided in this Agreement, in any and every case where payment for purchase of securities for the account of the Fund is made by a Sub-Custodian in advance of receipt of the securities purchased in the absence of specific written instructions from the Fund to so pay in advance, the Custodian shall cause the Sub-Custodian to be absolutely liable to the Fund in the event any loss results to the Fund from the payment by the Sub-Custodian in advance of delivery of such securities.

3.10 Payments for Repurchase or Redemptions of Shares of the Fund. From such funds as may be available, the Custodian shall, upon receipt of Proper Instructions, cause one or more Sub-Custodians to make funds available for payment to a shareholder who has delivered to the Transfer Agent a request for redemption or repurchase of shares of the Fund. In connection with the redemption or repurchase of shares of the Fund, the Custodian is authorized, upon receipt of Proper Instructions, to cause one or more Sub-Custodian, to wire funds to or through a commercial bank designated by the redeeming shareholder. In connection with the redemption or repurchase of shares of the Fund, the Custodian, upon receipt of Proper Instructions, shall cause one or more Sub-Custodians to honor checks drawn on the Sub-Custodian by a shareholder when presented to the Sub-Custodian in accordance with such procedures and controls as are mutually agreed upon from time to time among the Fund, the Custodian and the Sub-Custodian.

3.11 Appointment of Agents with respect to U.S. Assets. With respect to Fund assets maintained in the United States, the Custodian may permit any Sub-Custodian at any time or times in its discretion to appoint (and may at any time remove) any other bank or trust company which is itself qualified under the 1940 Act to act as a custodian, as its agent to carry out such of the provisions of this Section 3 as the Sub-Custodian may from time to time direct; provided, however, that the appointment of any agent shall not relieve the Custodian or any Sub-Custodian of its responsibilities or liabilities hereunder and provided that any such agent shall have been approved by vote of the Trustees of the Fund. The agents which the Fund and the Custodian have approved to date are set forth in Schedule B hereto.
  Any Sub-Custodian Agreement shall provide that the engagement by the Sub-Custodian of one or more agents shall not relieve the Sub-Custodian of its responsibilities or liabilities thereunder.

3.11A Appointment of Foreign Custody Manager. Pursuant to Rule 17f-5 under the 1940 Act, the Fund's Trustees appoint the Custodian as foreign custody manager and delegate to the Custodian, and the Custodian accepts such delegation and agrees to perform, the duties set forth below concerning the safekeeping of the Fund's assets in each of the countries set forth in Schedule B-1, as may be amended from time to time by the Fund and the Custodian. The Custodian agrees to exercise reasonable care, prudence and diligence such as a person having responsibility for the safekeeping of the Fund's foreign assets would exercise. The Fund acknowledges that advance notice may be required before the Custodian shall be able to perform its duties with respect to a country added to Schedule B-1 (such advance notice to be reasonable in light of the specific facts and circumstances attendant to performance of duties in such country). The Custodian may at any time and from time to time appoint, at its own cost and expense, as a sub-foreign custody manager any Sub-Custodian that meets the requirements of the 1940 Act and the rules and regulations thereunder to act as a foreign custody manager, provided that the Fund shall have approved the delegation of responsibilities to such Sub-Custodian as sub-foreign custody manager, and the Custodian gives prompt notice to the Fund of any such appointment. The Custodian or Sub-Custodian, as the case may be, is authorized to take such actions on behalf of or in the name of the Fund as are reasonably required to discharge its duties, which are as follows:

3.11A.1 The Custodian shall cause the Sub-Custodian to place and maintain the Fund's assets with a custodian; provided that (i) each custodian is either an eligible foreign custodian, as defined in subparagraph (a)(1) of Rule 17f-5 or a bank eligible to serve as a custodian under Section 17(f) of the 1940 Act ("Eligible Foreign Custodian"); and (ii) the Sub-Custodian shall have determined that the Fund's assets will be subject to reasonable care, based on the standards applicable to custodians in the relevant market, after considering all factors relevant to the safekeeping of such assets, including, without limitation, those factors set forth in clauses
(i) through (iv) of subparagraph (c)(1) of  Rule 17f-5.

3.11A.2 The foreign custody arrangements are governed by a written contract that the Sub-Custodian has determined will provide reasonable care for the Fund's assets based on those factors set forth in clauses (i) through (iv) of subparagraph (c)(1) of Rule 17f-5, which contract shall include the provisions required by clause (i) of subparagraph (c)(2) of Rule 17f-5, or in lieu of any or all of such provisions, the contract may contain such other provisions that the Sub-Custodian determines will provide, in their entirety, the same or a greater level of care and protection for the Fund's assets as the provisions set forth in such clause, in their entirety.

3.11A.3 The Sub-Custodian shall have established a system to monitor at reasonable intervals (but at least annually) the appropriateness of maintaining the Fund's assets with each Eligible Foreign Custodian selected hereunder. The Sub-Custodian shall monitor the continuing appropriateness of placement of the Fund's assets in accordance with the criteria set forth above. The Sub-Custodian shall monitor the continuing performance of the contract governing the Fund's arrangements in accordance with the criteria set forth above.

3.11A.4 The Custodian shall provide to the Fund's Trustees at least annually, and more frequently if requested by the Fund, written reports specifying placement of the Fund's assets with each Eligible Foreign Custodian selected hereunder, and shall promptly report as to any material changes to the Fund's foreign custody arrangements.

3.11A.5 If an arrangement with a specific Eligible Foreign Custodian selected hereunder no longer meets the requirements of this Agreement, the Sub-Custodian shall withdraw the Fund's assets from the non-complying arrangement as soon as reasonably practicable; provided, however, that if in the reasonable judgement of the Sub-Custodian, such withdrawal would require liquidation of any of the Fund's assets or would materially impair the liquidity, value or other investment characteristics of the Fund's assets, it shall be the duty of the Sub-Custodian to provide the Fund's investment manager information regarding the particular circumstances and to act only in accordance with Proper Instructions with respect to such liquidation or other withdrawal.

If a specific Eligible Foreign Custodian fails to perform any of its obligations under the terms and conditions of the applicable contract, the Sub-Custodian shall use its best efforts to cause such Eligible Foreign Custodian to perform such obligations. If the Sub-Custodian is unable to cause such Eligible Foreign Custodian to perform fully its obligations thereunder, the Sub-Custodian shall terminate such Eligible Foreign Custodian and, if necessary or desirable, appoint another Eligible Foreign Custodian.

At the written request of the Fund, the Custodian shall cause the Sub-Custodian to terminate any Eligible Foreign Custodian in accordance with the termination provisions under the applicable contract.

3.11A.6 Notwithstanding the foregoing provisions, the Fund, acting through its Trustees, its investment manager or its other authorized representative, may direct the Custodian (and, in turn, the Custodian may direct the Sub-Custodian) to place and maintain the Fund's assets with a particular Eligible Foreign Custodian. In such event, the Custodian and, as applicable, the Sub-Custodian shall be entitled to rely on any such instruction as a Proper Instruction under the terms of the Custodian Agreement and the Sub-Custodian Agreement, respectively, and shall have no duties under this Section with respect to such arrangement save those that it may undertake specifically in writing with respect to each particular instance.

3.11B Deposit of Fund Assets in Foreign Securities Depositories. The Custodian may permit any Sub-Custodian to deposit and/or maintain non-U.S. investments of the Fund in any non-U.S. Securities Depository provided such Securities Depository meets the requirements of an "eligible securities depository" under Rule 17f-7 under the 1940 Act, or any successor rule or regulation, or which by order of the Securities and Exchange Commission is exempted therefrom. Prior to the placement of any assets of the Fund with a non-U.S. Securities Depository, the Sub-Custodian: (a) shall provide to the Fund's investment manager an assessment of the custody risks associated with maintaining assets with such Securities Depository; and (b) shall have established a system to monitor the custody risks associated with maintaining assets with such Securities Depository. The Sub-Custodian shall monitor such risks on a continuing basis and promptly notify the Fund's investment manager of any material changes in such risk. If an arrangement with a non-U.S. Securities Depository with which the assets of the Fund are maintained hereunder no longer meets the requirements of this Agreement, the Sub-Custodian shall withdraw the Fund's assets from the non-complying arrangement as soon as reasonably practicable; provided, however, that if in the reasonable judgement of the Sub-Custodian, such withdrawal would require liquidation of any of the Fund's assets or would materially impair the liquidity, value or other investment characteristics of the Fund's assets, it shall be the duty of the Sub-Custodian to provide the Fund's investment manager with information regarding the particular circumstances and to act only in accordance with Proper Instructions with respect to such liquidation or other withdrawal. In performing its duties under this subsection, the Sub-Custodian shall use reasonable care, prudence and diligence. The Sub-Custodian may rely on such reasonable sources of information as may be available including but not limited to:
(i) published ratings; (ii) information supplied by a subcustodian that is a participant in such Securities Depository; (iii) industry surveys or publications; (iv) information supplied by the depository itself, by its auditors (internal or external) or by the relevant Foreign Financial
Regulatory Authority.   It is acknowledged that information procured
through some or all of these sources may not be independently verifiable by the Sub-Custodian and that direct access to Securities Depositories is limited under most circumstances. Accordingly, the Sub-Custodian shall not be responsible for errors or omissions in its duties hereunder provided that it has performed its monitoring and assessment duties with reasonable care. The risk assessment shall be provided to the Fund's investment manager by such means as the Sub-Custodian shall reasonably establish. Notice of material change in such assessment may be provided by the Sub-Custodian in the manner established as customary for transmission of material market information.

3.12 Deposit of Fund Assets in Securities Systems. The Custodian may permit any Sub-Custodian to deposit and/or maintain securities owned by the Fund in a clearing agency registered with the Securities and Exchange Commission under Section 17A of the Securities Exchange Act of 1934, which acts as a securities depository, or in the book-entry system authorized by the U.S. Department of the Treasury and certain federal agencies, collectively referred to herein as "Securities System" in accordance with applicable rules and regulations (including Rule 17f-4 of the 1940 Act) and subject to the following provisions:

3.12.1 The Sub-Custodian may, either directly or through one or more agents, keep securities of the Fund in a Securities System provided that such securities are represented in an account ("Account") of the Sub-Custodian in the Securities System which shall not include any assets of the Sub-Custodian other than assets held as a fiduciary, custodian or otherwise for customers;

3.12.2 The records of the Sub-Custodian with respect to securities of the Fund which are maintained in a Securities System shall identify by book-entry those securities belonging to the Fund;

3.12.3 The Sub-Custodian shall pay for securities purchased for the account of the Fund upon (i) receipt of advice from the Securities System that such securities have been transferred to the Account, and (ii) the making of an entry on the records of the Sub-Custodian to reflect such payment and transfer for the account of the Fund. The Sub-Custodian shall transfer securities sold for the account of the Fund upon (i) receipt of advice from the Securities System that payment for such securities has been transferred to the Account, and (ii) the making of an entry on the records of the Sub-Custodian to reflect such transfer and payment for the account of the Fund. Copies of all advices from the Securities System of transfers of securities for the account of the Fund shall be maintained for the Fund by the Sub-Custodian or such an agent and be provided to the Fund at its request. The Sub-Custodian shall furnish the Fund confirmation of each transfer to or from the account of the Fund in the form of a written advice or notice and shall furnish to the Fund copies of daily transaction sheets reflecting each day's transactions in the Securities System for the account of the Fund on the next business day;

3.12.4 The Sub-Custodian shall provide the Fund with any report obtained by the Sub-Custodian on the Securities System's accounting system, internal accounting controls and procedures for safeguarding securities deposited in the Securities System;

3.12.5 The Sub-Custodian shall utilize only such Securities Systems as are approved by the Board of Trustees of the Fund, and included on a list maintained by the Custodian;

3.12.6 Anything to the contrary in this Agreement notwithstanding, the Sub-Custodian shall be liable to the Fund for any loss or damage to the Fund resulting from use of the Securities System by reason of any negligence, misfeasance or misconduct of the Sub-Custodian or any of its agents or of any of its or their employees or from failure of the Sub-Custodian or any such agent to enforce effectively such rights as it may have against the Securities System; at the election of the Fund, it shall be entitled to be subrogated to the rights of the Sub-Custodian with respect to any claim against the Securities System or any other person which the Sub-Custodian may have as a consequence of any such loss or damage if and to the extent that the Fund has not been made whole for any such loss or damage.

3.12A Depositary Receipts. Only upon receipt of Proper Instructions, the Sub-Custodian shall instruct an Eligible Foreign Custodian or an agent of the Sub-Custodian appointed pursuant to the applicable Contract (an "Agent") to surrender securities to the depositary used by an issuer of American Depositary Receipts or International Depositary Receipts (hereinafter collectively referred to as "ADRs") for such securities against a written receipt therefor adequately describing such securities and written evidence satisfactory to the Eligible Foreign Custodian or Agent that the depositary has acknowledged receipt of instructions to issue with respect to such securities ADRs in the name of the Sub-Custodian, or a nominee of the Sub-Custodian, for delivery to the Sub-Custodian.

Only upon receipt of Proper Instructions, the Sub-Custodian shall surrender ADRs to the issuer thereof against a written receipt therefor adequately describing the ADRs surrendered and written evidence satisfactory to the Sub-Custodian that the issuer of the ADRs has acknowledged receipt of instructions to cause its depository to deliver the securities underlying such ADRs to an Eligible Foreign Custodian or an Agent.

3.12B Foreign Exchange Transactions and Futures Contracts. Only upon receipt of Proper Instructions, the Sub-Custodian shall enter into foreign exchange contracts or options to purchase and sell foreign currencies for spot and future delivery on behalf and for the account of the Fund or shall enter into futures contracts or options on futures contracts. Such transactions may be undertaken by the Sub-Custodian with such banking institutions, including the Sub-Custodian and Eligible Foreign Custodian(s) appointed pursuant to the applicable Contract, as principals, as approved and authorized by the Fund. Foreign exchange contracts, futures contracts and options, other than those executed with the Sub-Custodian, shall for all purposes of this Agreement be deemed to be portfolio securities of the Fund.

3.12C Option Transactions. Only upon receipt of Proper Instructions, the Sub-Custodian shall enter into option transactions in accordance with the provisions of any agreement among the Fund, the Custodian and/or the Sub-Custodian and a broker-dealer.

3.13 Ownership Certificates for Tax Purposes. The Custodian shall cause one or more Sub-Custodians as may be appropriate to execute ownership and other certificates and affidavits for all federal and state tax purposes in connection with receipt of income or other payments with respect to securities of the Fund held by the Sub-Custodian and in connection with transfers of securities.

3.14 Proxies. The Custodian shall, with respect to the securities held by the Sub-Custodians, cause to be promptly executed by the registered holder of such securities, if the securities are registered other than in the name of the Fund or a nominee of the fund, all proxies, without indication of the manner in which such proxies are to be voted, and shall promptly deliver to the Fund such proxies, all proxy soliciting materials and all notices relating to such securities.

3.15 Communications Relating to Fund Portfolio Securities. The Custodian shall cause the Sub-Custodians to transmit promptly to the Custodian, and the Custodian shall transmit promptly to the Fund, all written information (including, without limitation, pendency of calls and maturities of securities and expirations of rights in connection therewith) received by the Sub-Custodian from issuers of the securities being held for the account of the Fund. With respect to tender or exchange offers, the Custodian shall cause the Sub-Custodian to transmit promptly to the Fund, all written information received by the Sub-Custodian from issuers of the securities whose tender or exchange is sought and from the party (or his agents) making the tender or exchange offer. If the Fund desires to take action with respect to any tender offer, exchange offer or any other similar transaction, the Fund shall notify the Custodian of the action the Fund desires such Sub-Custodian to take, provided, however, neither the Custodian nor the Sub-Custodian shall be liable to the Fund for the failure to take any such action unless such instructions are received by the Custodian at least four business days prior to the date on which the Sub-Custodian is to take such action or, in the case of foreign securities, such longer period as shall have been agreed upon in writing by the Custodian and the Sub-Custodian.

3.16 Proper Instructions. Proper Instructions as used throughout this Agreement means a writing signed or initialed by one or more person or persons who are authorized by the Trustees of the Fund and the Custodian. Each such writing shall set forth the specific transaction or type of transaction involved, including a specific statement of the purpose for which such action is requested. Oral instructions will be considered Proper Instructions if the Custodian or Sub-Custodian, as the case may be, reasonably believes them to have been given by a person authorized to give such instructions with respect to the transaction involved. All oral instructions shall be confirmed in writing. Proper Instructions also include communications effected directly between electro-mechanical or electronic devices provided that the Trustees have approved such procedures. Notwithstanding the foregoing, no Trustee, officer, employee or agent of the Fund shall be permitted access to any securities or similar investments of the Fund deposited with any Sub-Custodian or any agent of any Sub-Custodian for any reason except in accordance with the provisions of Rule 17f-2 under the 1940 Act.

3.17 Actions Permitted Without Express Authority. The Custodian may in its discretion, and may permit one or more Sub-Custodians in their discretion, without express authority from the Fund to:

3.17.1 make payments to itself or others for minor expenses of handling securities or other similar items relating to its duties under this Agreement, or in the case of a Sub-Custodian, under the applicable Sub-Custodian Agreement, provided that all such payments shall be accounted for to the Fund;

3.17.2 surrender securities in temporary form for securities in definitive form;

3.17.3 endorse for collection, in the name of the Fund, checks, drafts and other negotiable instruments; and

3.17.4 in general, attend to all non-discretionary details in connection with the sale, exchange, substitution, purchase, transfer and other dealings with the securities and property of the Fund except as otherwise directed by the Trustees of the Fund.

3.18 Evidence of Authority. The Custodian shall be protected in acting upon any instructions, notice, request, consent, certificate or other instrument or paper believed by it to be genuine and to have been properly executed by or on behalf of the Fund.

3.19 Investment Limitations. In performing its duties generally, and more particularly in connection with the purchase, sale and exchange of securities made by or for the Fund, the Custodian may assume, unless and until notified in writing to the contrary, that Proper Instructions received by it are not in conflict with or in any way contrary to any provisions of the Fund's Declaration of Trust or By-Laws (or comparable documents) or votes or proceedings of the shareholders or Trustees of the Fund. The Custodian shall in no event be liable to the Fund and shall be indemnified by the Fund for any violation of any investment limitations to which the Fund is subject or other limitations with respect to the Fund's powers to expend funds, encumber securities, borrow or take similar actions affecting its portfolio.

4. Performance Standards. The Custodian shall use its best efforts to perform its duties hereunder in accordance with the standards set forth in Schedule C hereto. Schedule C may be amended from time to time as agreed to by the Custodian and the Trustees of the Fund.

5. Records. The Custodian shall create and maintain all records relating to the Custodian's activities and obligations under this Agreement and cause all Sub-Custodians to create and maintain all records relating to the Sub-Custodian's activities and obligations under the appropriate Sub-Custodian Agreement in such manner as will meet the obligations of the Fund under the 1940 Act, with particular attention to Sections 17(f) and 31 thereof and Rules 17f-2, 31a-1 and 31a-2 thereunder, applicable federal and state tax laws, and any other law or administrative rules or procedures which may be applicable to the Fund. All such records shall be the property of the Fund and shall at all times during the regular business hours of the Custodian or during the regular business hours of the Sub-Custodian, as the case may be, be open for inspection by duly authorized officers, employees or agents of the Custodian and Fund and employees and agents of the Securities and Exchange Commission. At the Fund's request, the Custodian shall supply the Fund and cause one or more Sub-Custodians to supply the Custodian with a tabulation of securities owned by the Fund and held under this Agreement. When requested to do so by the Fund and for such compensation as shall be agreed upon, the Custodian shall include and cause one or more Sub-Custodians to include certificate numbers in such tabulations.

6. Opinion and Reports of Fund's Independent Accountants. The Custodian shall take all reasonable actions, as the Fund may from time to time request, to furnish such information with respect to its activities hereunder as the Fund's independent public accountants may request in connection with the accountant's verification of the Fund's securities and similar investments as required by Rule 17f-2 under the 1940 Act, the preparation of the Fund's registration statement and amendments thereto, the Fund's reports to the Securities and Exchange Commission, and with respect to any other requirements of such Commission.

The Custodian shall also direct any Sub-Custodian to take all reasonable actions, as the Fund may from time to time request, to furnish such information with respect to its activities under the applicable Sub-Custodian Agreement as the Fund's independent public accountant may request in connection with the accountant's verification of the Fund's securities and similar investments as required by Rule 17f-2 under the 1940 Act, the preparation of the Fund's registration statement and amendments thereto, the Fund's reports to the Securities and Exchange Commission, and with respect to any other requirements of such Commission.

7.  Reports of Custodian's and Sub-Custodians' Independent Accountants.
The Custodian shall provide the Fund, at such times as the Fund may reasonably require, with reports by its independent public accountant on its accounting system, internal accounting controls and procedures for safeguarding securities, including securities deposited and/or maintained in Securities Systems, relating to services provided by the Custodian under this Agreement. The Custodian shall also cause one or more of the Sub-Custodians to provide the Fund, at such time as the Fund may reasonably require, with reports by independent public accountants on their accounting systems, internal accounting controls and procedures for safeguarding securities, including securities deposited and/or maintained in Securities Systems, relating to services provided by those Sub-Custodians under their respective Sub-Custody Agreements. Such reports, which shall be of sufficient scope and in sufficient detail as may reasonably be required by the Fund, shall provide reasonable assurance that any material inadequacies would be disclosed by such examinations, and, if there is no such inadequacies, shall so state.

8. Compensation. The Custodian shall be entitled to reasonable compensation for its services and expenses as custodian, as agreed upon from time to time between the Fund and the Custodian. Such expenses shall not include, however, the fees paid by the Custodian to any Sub-Custodian.

9. Responsibility of Custodian. The Custodian shall exercise reasonable care and diligence in carrying out the provisions of this Agreement and shall not be liable to the Fund for any action taken or omitted by it in good faith without negligence. So long as and to the extent that it is in the exercise of reasonable care, neither the Custodian nor any Sub-Custodian shall be responsible for the title, validity or genuineness of any property or evidence of title thereto received by it or delivered by it pursuant to this Agreement and shall be held harmless in acting upon any notice, request, consent, certificate or other instrument reasonably believed by it to be genuine and, if in writing, reasonably believed by it to be signed by the proper party or parties. It shall be entitled to rely on and may act upon advice of counsel (who may be counsel for the Fund) on all matters, and shall be without liability for any action reasonably taken or omitted pursuant to such advice. Notwithstanding the foregoing, the responsibility of the Custodian or a Sub-Custodian with respect to redemptions effected by check shall be in accordance with a separate Agreement entered into between the Custodian and the Fund.

It is also understood that the Custodian shall not be liable for any loss resulting from a Sovereign Risk or Force Majeure. A "Sovereign Risk" shall mean nationalization, expropriation, devaluation, revaluation, confiscation, seizure, cancellation, destruction or similar action by any governmental authority, de facto or de jure; or enactment, promulgation, imposition or enforcement by any such governmental authority of currency restrictions, exchange controls, taxes, levies or other charges affecting the Fund's property; or acts of war, terrorism, insurrection or revolution; or any other similar act or event beyond the Custodian's control. "Force Majeure" shall mean any circumstance or event which is beyond the reasonable control of the Custodian, a Sub-Custodian or any agent of the Custodian or a Sub-Custodian and which adversely affects the performance by the Custodian of its obligations hereunder, by the Sub-Custodian of its obligations under its Sub-Custodian Agreement or by any other agent of the Custodian or the Sub-Custodian, including any event caused by, arising out of or involving (a) an act of God, (b) accident, fire, water damage or explosion, (c) any computer, system or other equipment failure or malfunction caused by any computer virus or the malfunction or failure of any communications medium, (d) any interruption of the power supply or other utility service, (e) any strike or other work stoppage, whether partial or total, (f) any delay or disruption resulting from or reflecting the occurrence of any Sovereign Risk, (g) any disruption of, or suspension of trading in, the securities, commodities or foreign exchange markets, whether or not resulting from or reflecting the occurrence of any Sovereign Risk, (h) any encumbrance on the transferability of a currency or a currency position on the actual settlement date of a foreign exchange transaction, whether or not resulting from or reflecting the occurrence of any Sovereign Risk, or (i) any other cause similarly beyond the reasonable control of the Custodian.

If the Fund requires the Custodian which in turn may require a Sub-Custodian to take any action with respect to securities, which action involves the payment of money or which action may, in the opinion of the Custodian or the Sub-Custodian result in the Custodian or its nominee or a Sub-Custodian or its nominee being liable for the payment of money or incurring liability of some other form, the Fund, as a prerequisite to requiring the Custodian or the Custodian requiring any Sub-Custodian to take such action, shall provide indemnity to the Custodian in an amount and form satisfactory to it.

The Fund agrees to indemnify and hold harmless the Custodian and its nominee from and against all taxes, charges, expenses, assessments, claims and liabilities (including counsel fees) incurred or assessed against it or its nominee or any Sub-Custodian or its nominee in connection with the performance of this Agreement, or any Sub-Custodian Agreement except, as to the Custodian, such as may arise from its or its nominee's own negligent action, negligent failure to act or willful misconduct, and as to a Sub-Custodian, such as may arise from such Sub-Custodian's or its nominee's own negligent action, negligent failure to act or willful misconduct. The negligent action, negligent failure to act or willful misconduct of the Custodian shall not diminish the Fund's obligation to indemnify the Custodian in the amount, but only in the amount, of any indemnity required to be paid to a Sub-Custodian under its Sub-Custodian Agreement. The Custodian may assign this indemnity from the Fund directly to, and for the benefit of, any Sub-Custodian. The Custodian is authorized, and may authorize any Sub-Custodian, to charge any account of the Fund for such items and such fees. To secure any such authorized charges and any advances of cash or securities made by the Custodian or any Sub-Custodian to or for the benefit of the Fund for any purpose which results in the Fund incurring an overdraft at the end of any business day or for extraordinary or emergency purposes during any business day, the Fund hereby grants to the Custodian a security interest in and pledges to the Custodian securities up to a maximum of 10% of the value of the Fund's net assets for the purpose of securing payment of any such advances and hereby authorizes the Custodian on behalf of the Fund to grant to any Sub-Custodian a security interest in and pledge of securities held for the Fund (including those which may be held in a Securities System) up to a maximum of 10% of the value of the net assets held by such Sub-Custodian. The specific securities subject to such security interest may be designated in writing from time to time by the Fund or its investment adviser. In the absence of any designation of securities subject to such security interest, the Custodian or the Sub-Custodian, as the case may be, may designate securities held by it. Should the Fund fail to repay promptly any authorized charges or advances of cash or securities, the Custodian or the Sub-Custodian shall be entitled to use such available cash and to dispose of pledged securities and property as is necessary to repay any such authorized charges or advances and to exercise its rights as a secured party under the U.C.C. The Fund agrees that a Sub-Custodian shall have the right to proceed directly against the Fund and not solely as subrogee to the Custodian with respect to any indemnity hereunder assigned to a Sub-Custodian, and in that regard, the Fund agrees that it shall not assert against any Sub-Custodian proceeding against it any defense or right of set-off the Fund may have against the Custodian arising out of the negligent action, negligent failure to act or willful misconduct of the Custodian, and hereby waives all rights it may have to object to the right of a Sub-Custodian to maintain an action against it.

10. Successor Custodian. If a successor custodian shall be appointed by the Trustees of the Fund, the Custodian shall, upon termination, cause to be delivered to such successor custodian, duly endorsed and in the form for transfer, all securities, funds and other properties then held by the Sub-Custodians and all instruments held by the Sub-Custodians relative thereto and cause the transfer to an account of the successor custodian all of the Fund's securities held in any Securities System.

If no such successor custodian shall be appointed, the Custodian shall, in like manner, upon receipt of a certified copy of a vote of the Trustees of the Fund, cause to be delivered at the office of the Custodian and transfer such securities, funds and other properties in accordance with such vote.

In the event that no written order designating a successor custodian or certified copy of a vote of the Trustees shall have been delivered to the Custodian on or before the date when such termination shall become effective, then the Custodian shall have the right to deliver to a bank or trust company, which meets the requirements of the 1940 Act and the rules and regulations thereunder, such securities, funds and other properties. Thereafter, such bank or trust company shall be the successor of the Custodian under this Agreement.

In the event that such securities, funds and other properties remain in the possession of the Custodian or any Sub-Custodian after the date of termination hereof owing to failure of the Fund to procure the certified copy of the vote referred to or of the Trustees to appoint a successor custodian, the Custodian shall be entitled to fair compensation for its services during such period as the Sub-Custodians retain possession of such securities, funds and other properties and the provisions of this Agreement relating to the duties and obligations of the Custodian shall remain in full force and effect.

11. Effective Period, Termination and Amendment. This Agreement shall become effective as of its execution, shall continue in full force and effect until terminated as hereinafter provided, may be amended at any time by mutual agreement of the parties hereto and may be terminated by either party by an instrument in writing delivered or mailed, postage prepaid to the other party, such termination to take effect not sooner than thirty
(30) days after the date of such delivery or mailing; provided either party may at any time immediately terminate this Agreement in the event of the appointment of a conservator or receiver for the other party or upon the happening of a like event at the direction of an appropriate regulatory agency or court of competent jurisdiction. No provision of this Agreement may be amended or terminated except by a statement in writing signed by the party against which enforcement of the amendment or termination is sought.

Upon termination of the Agreement, the Fund shall pay to the Custodian such compensation as may be due as of the date of such termination and shall likewise reimburse the Custodian and through the Custodian any Sub-Custodian for its costs, expenses and disbursements.

12. Interpretation. This Agreement constitutes the entire understanding and agreement of the parties hereto with respect to the subject matter hereof. In connection with the operation of this Agreement, the Custodian and the Fund may from time to time agree in writing on such provisions interpretive of or in addition to the provisions of this Agreement as may in their joint opinion be consistent with the general tenor of this Agreement. No interpretive or additional provisions made as provided in the preceding sentence shall be deemed to be an amendment of this Agreement.

13. Governing Law. This instrument is executed and delivered in The Commonwealth of Massachusetts and shall be governed by and construed according to the internal laws of said Commonwealth, without regard to principles of conflicts of law.

14. Notices. Notices and other writings delivered or mailed postage prepaid to the Fund addressed to the Fund attention: Executive Vice President, or to such other person or address as the Fund may have designated to the Custodian in writing, or to the Custodian at One Post Office Square, Boston, Massachusetts 02109 attention: Director of Custody Services, or to such other address as the Custodian may have designated to the Fund in writing, shall be deemed to have been properly delivered or given hereunder to the respective addressee.

15. Binding Obligation. This Agreement shall be binding on and shall inure to the benefit of the Fund and the Custodian and their respective successors and assigns, provided that neither party hereto may assign this Agreement or any of its rights or obligations hereunder without the prior written consent of the other party.

16. Declaration of Trust. A copy of the Declaration of Trust of each of the Funds is on file with the Secretary of The Commonwealth of Massachusetts and notice is hereby given that this instrument is executed on behalf of the Trustees of each of the Funds as Trustees and not individually and that the obligations of this instrument are not binding on any of the Trustees or officers or shareholders individually, but are binding only on the assets and property of each Fund with respect to its obligations hereunder.


IN WITNESS WHEREOF, each of the parties has caused this instrument to be executed in its name and behalf as of the day and year first above written.

                                        THE PUTNAM FUNDS LISTED IN SCHEDULE A

                                    By: /s/ Charles E. Porter
                                        -------------------------------
                                        Charles E. Porter
                                        Executive Vice President and Treasurer

                                        PUTNAM FIDUCIARY TRUST COMPANY

                                    By: /s/ Paul G. Bucuvalas
                                        -------------------------------
                                        Paul G. Bucuvalas
                                        Managing Director and
                                        Director of Custody Services

Putnam Investments, LLC ("Putnam"), the owner of the Custodian, agrees that Putnam shall be the primary obligor with respect to compensation due the Sub-Custodians pursuant to the Sub-Custodian Agreements in connection with the Sub-Custodians' performance of their responsibilities thereunder and agrees to take all actions necessary and appropriate to assure that the Sub-Custodians shall be compensated in the amounts and on the schedules agreed to by the Custodian and the Sub-Custodians pursuant to those Agreements.

                                        PUTNAM INVESTMENTS, LLC

                                    By: /s/ Loren M. Starr
                                        -------------------------------
                                        Loren M. Starr
                                        Managing Director and Treasurer

Schedule A

Putnam American Government Income Fund

Putnam Arizona Tax Exempt Income Fund

Putnam Asia Pacific Growth Fund

Putnam Asset Allocation Funds

   -Balanced Portfolio

   -Conservative Portfolio

   -Growth Portfolio

Putnam Balanced Retirement Fund

Putnam California Investment Grade Municipal Trust

Putnam California Tax Exempt Income Fund

Putnam California Tax Exempt Money Market Fund

Putnam Capital Appreciation Fund

Putnam Classic Equity Fund

Putnam Convertible Income-Growth Trust

Putnam Convertible Opportunities and Income Trust

Putnam Diversified Income Trust

Putnam Equity Income Fund

Putnam Europe Growth Fund

Putnam Florida Tax Exempt Income Fund

The Putnam Fund for Growth and Income

Putnam Funds Trust

   -Putnam Asia Pacific Fund II

   -Putnam Equity Fund 98

   -Putnam Equity Fund 2000

   -Putnam Financial Services Fund

   -Putnam Growth Fund

   -Putnam High Yield Trust II

   -Putnam International Core Fund

   -Putnam International Fund 2000

   -Putnam International Growth and Income Fund

   -Putnam Mid Cap Fund 2000

   -Putnam New Century Growth Fund

   -Putnam Technology Fund

   -Putnam U.S. Core Fund

The George Putnam Fund of Boston

Putnam Global Equity Fund

Putnam Global Governmental Income Trust

Putnam Global Growth Fund

Putnam Global Natural Resources Fund

Putnam Health Sciences Trust

Putnam High Income Convertible and Bond Fund

Putnam High Yield Advantage Fund

Putnam High Yield Municipal Trust

Putnam High Yield Trust Putnam Income Fund

Putnam Intermediate U.S. Government Income Fund

Putnam International Growth Fund

Putnam Investment Funds

   -Putnam Balanced Fund

   -Putnam Capital Opportunities Fund

   -Putnam Emerging Markets Fund

   -Putnam Global Aggressive Growth Fund

   -Putnam Global Growth and Income Fund

   -Putnam Growth Opportunities Fund

   -Putnam International Fund

   -Putnam International Blend Fund

   -Putnam International Large Cap Growth Fund

   -Putnam International New Opportunities Fund

   -Putnam International Voyager Fund

   -Putnam Mid-Cap Value Fund

   -Putnam New Value Fund

   -Putnam Research Fund

   -Putnam Small Cap Value Fund

Putnam Investment Grade Municipal Trust

Putnam Investors Fund

Putnam Managed High Yield Trust

Putnam Managed Municipal Income Trust

Putnam Massachusetts Tax Exempt Income Fund

Putnam Master Income Trust

Putnam Master Intermediate Income Trust

Putnam Michigan Tax Exempt Income Fund

Putnam Minnesota Tax Exempt Income Fund

Putnam Money Market Fund

Putnam Municipal Bond Fund

Putnam Municipal Income Fund

Putnam Municipal Opportunities Trust

Putnam New Jersey Tax Exempt Income Fund

Putnam New Opportunities Fund

Putnam New York Investment Grade Municipal Trust

Putnam New York Tax Exempt Income Fund

Putnam New York Tax Exempt Money Market Fund

Putnam New York Tax Exempt Opportunities Fund

Putnam Ohio Tax Exempt Income Fund

Putnam OTC & Emerging Growth Fund

Putnam Pennsylvania Tax Exempt Income Fund

Putnam Preferred Income Fund

Putnam Premier Income Trust Putnam Strategic Income Fund

Putnam Tax Exempt Income Fund

Putnam Tax Exempt Money Market Fund

Putnam Tax-Free Health Care Fund

Putnam Tax-Free Income Trust

   -Tax-Free High Yield Fund

   -Tax-Free Insured Fund

Putnam Tax Smart Funds Trust

   -Putnam Tax Smart Equity Fund

Putnam U.S. Government Income Trust

Putnam Utilities Growth and Income Fund

Putnam Variable Trust

   -Putnam VT American Government Income Fund

   -Putnam VT Asia Pacific Growth Fund

   -Putnam VT Capital Appreciation Fund

   -Putnam VT Diversified Income Fund

   -Putnam VT Global Asset Allocation Fund

   -Putnam VT Global Growth Fund

   -Putnam VT Growth and Income Fund

   -Putnam VT Growth Opportunities Fund

   -Putnam VT Health Sciences Fund

   -Putnam VT High Yield Fund

   -Putnam VT Income Fund

   -Putnam VT Investors Fund

   -Putnam VT International Growth Fund

   -Putnam VT International Growth and Income Fund

   -Putnam VT International New Opportunities Fund

   -Putnam VT Money Market Fund

   -Putnam VT New Opportunities Fund

   -Putnam VT New Value Fund

   -Putnam VT OTC & Emerging Growth Fund

   -Putnam VT Research Fund

   -Putnam VT Small Cap Value Fund

   -Putnam VT Technology Fund

   -Putnam VT The George Putnam Fund
    of Boston

   -Putnam VT Utilities Growth and Income Fund

   -Putnam VT Vista Fund

   -Putnam VT Voyager Fund

   -Putnam VT Voyager Fund II

Putnam Vista Fund

Putnam Voyager Fund

Putnam Voyager Fund II